Exhibit 10.3
INDEPENDENCE CONTRACT DRILLING, INC.
PERFORMANCE UNIT AWARD AGREEMENT
UTILIZATION (UPTIME)
Grantee: _______________
1.Grant of Performance Unit Award.
(a)    As of February 8, 2017 (the “Effective Date”), the date of this agreement (this “Agreement”), Independence Contract Drilling, Inc., a Delaware corporation (the “Company”), hereby grants to the Grantee (identified above) ________ restricted stock units (the “RSUs”) pursuant to the Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan, as amended (the “Plan”). The number of RSUs hereunder that are considered target RSUs shall be ______ (the “Target RSUs”), The RSUs represent the opportunity to receive a number of shares of Common Stock of the Company based upon satisfaction of certain operational performance targets tied to the Company’s operating rigs’ utilization while operating under a drilling contract and the “Payout Multiplier” as defined in Exhibit A, subject to Exhibit C. The actual number of shares of Common Stock that may be issued pursuant to the terms of this Agreement will be between 0% and 200% of the number of Target RSUs.
(b)    To determine the number, if any, of RSUs that shall be deemed earned (“Earned RSUs”), the methodology on Exhibit A shall be followed, subject to Exhibit C. For purposes of this Agreement, there shall be three performance periods: (a) “Performance Period I” shall be deemed to begin on January 1, 2017 and end on December 31, 2017 (the “Performance Period 1 Determination Date”); (b) “Performance Period II” shall be deemed to begin on January 1, 2018 and end on December 31, 2018 (the “Performance Period II Determination Date”, and (c) “Performance Period III” shall be deemed to begin on January 1, 2019 and end on December 31, 2019 (the “Performance Period III Determination Date”).
For purposes of this Agreement, each of Performance Period I, Performance Period II and Performance Period III shall be considered a “Performance Period”, and each of Performance Period I Determination Date, Performance Period II Determination Date and Performance Period III Determination Date shall be considered a “Determination Date”.
It is understood that the RSU’s are also subject to a three year time-based vesting requirement that begins on the Effective Date, as described in paragraph 3 below.
2.    Definitions. Exhibits A, B and C are incorporated into this Agreement by reference. Unless otherwise provided, all capitalized terms used herein shall have the meanings set forth in the Plan, or as set forth in Exhibits A, B and C. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.

3.    Vesting and Forfeiture. Subject to Grantee’s continued employment with the Company or its affiliates (the “Company Group”), and subject further to Exhibits A, B and C, and any change of control or employment agreement between Grantee and a member of the Company Group, only RSUs that become Earned RSUs shall have the opportunity to vest, and Earned RSUs shall vest, if at all, on the third anniversary of the Effective Date (the “Vesting Date”). RSUs with respect to a Performance Period that fail to become Earned RSUs as of the respective one-year Determination Date (as determined by the Committee) shall immediately and automatically be forfeited for no consideration. Additionally, except to the extent an change of control or employment agreement between Grantee and a member of the Company Group provides otherwise, a failure of Grantee to continue his or her employment through the Vesting Date shall result in an immediate and automatic forfeiture of outstanding RSUs and Earned RSUs under this Agreement.
4.    Purchase Price. No consideration shall be payable by the Grantee to the Company for the RSUs.
5.    Restrictions on RSUs and Settlement of Vested RSUs.
(a)    No Dividend Equivalents are granted with respect to any RSUs.
(b)    The Company shall settle vested Earned RSUs within 30 days of the date such Earned RSUs become vested in accordance with Section 3, above. Each vested Earned RSU shall entitle the Grantee to receive one share of Common Stock.
(c)    Nothing in this Agreement or the Plan shall be construed to:
(i)    give the Grantee any right to be awarded any further RSUs or any other Award in the future, even if RSUs or other Awards are granted on a regular or repeated basis, as grants of RSUs and other Awards are completely voluntary and made solely in the discretion of the Committee;
(ii)    give the Grantee or any other person any interest in any fund or in any specified asset or assets of the Company or any Affiliate; or
(iii)    confer upon the Grantee the right to continue in the employment or service of the Company or any Affiliate, or affect the right of the Company or any Affiliate to terminate the employment or service of the Grantee at any time or for any reason.
(d)    The Grantee shall not have any voting rights with respect to the RSUs.
6.    Independent Legal and Tax Advice. Grantee acknowledges that the Company has advised Grantee to obtain independent legal and tax advice regarding the grant, holding, vesting and settlement of the RSUs in accordance with this Agreement and any disposition of any such Awards or the shares of Common Stock issued with respect thereto.
7.    Reorganization of Company. The existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue or bonds, debentures, preferred stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Except as otherwise provided herein, in the event of a Corporate Change as defined in the Plan, Section 4.5 of the Plan shall be applicable.
8.    Investment Representation. Grantee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with any federal or state securities law. Moreover, any stock certificate for any shares of stock issued to Grantee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion. Grantee agrees that the Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares of Stock hereunder to comply with any law, rule or regulation that applies to the shares subject to this Agreement.
9.    No Guarantee of Employment. This Agreement shall not confer upon Grantee any right to continued employment with the Company or any Affiliate thereof.
10.    Withholding of Taxes. The Company or an Affiliate shall be entitled to satisfy, pursuant to Section 16.3 of the Plan, any and all tax withholding requirements with respect to RSUs.
11.    General.
(a)    Notices. All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another, or to their permitted transferees if applicable. Notices shall be effective upon receipt.
(b)    Transferability of Award. The rights of the Grantee pursuant to this Agreement are not transferable by Grantee. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, obligations or torts of Grantee or any permitted transferee thereof. Any purported assignment, alienation, pledge, attachment, sale, transfer or other encumbrance of the RSUs, prior to the lapse of restrictions, that does not satisfy the requirements hereunder shall be void and unenforceable against the Company.
(c)    Amendment and Termination. No amendment, modification or termination of this Agreement shall be made at any time without the written consent of Grantee and the Company.
(d)    No Guarantee of Tax Consequences. The Company and the Committee make no commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any person eligible for compensation or benefits under this Agreement. The Grantee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the granting, vesting and settlement of RSUs pursuant to the Plan and this Agreement and the disposition of any Common Stock acquired thereby.
(e)    Section 409A. The award of RSUs hereunder is intended to either comply with or be exempt from Section 409A, and the provisions of this Agreement shall be administered,

interpreted and construed accordingly. If the award of RSUs is not exempt from Section 409A and the Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Grantee has a “separation from service” (other than due to death) within the meaning of Section 1.409A-1(h) of the Treasury Regulations, then notwithstanding the provisions of this Agreement, any transfer of shares or other compensation payable on account of Grantee’s separation from service that constitute deferred compensation under Section 409A shall take place on the earlier of (i) the first business day following the expiration of six months from the Grantee’s separation from service, or (ii) such earlier date as complies with the requirements of Section 409A. To the extent required under Section 409A, the Grantee shall be considered to have terminated employment with the Company or its affiliates (the “Company Group”) when the Grantee incurs a “separation from service” with respect to the Company Group within the meaning of Section 409A(a)(2)(A)(i) of the Code.
(f)    Severability. In the event that any provision of this Agreement shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had not been included therein.
(g)    Supersedes Prior Agreements. This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Grantee regarding the grant of the RSUs covered hereby.
(h)    Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware without regard to its conflict of law provisions, to the extent federal law does not supersede and preempt Delaware law.
(i)    No Trust or Fund Created. This Agreement shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliates pursuant to this Agreement, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.
(j)    Clawback Provisions. Notwithstanding any other provisions in this Agreement or the Change of Control Agreement to the contrary, any incentive-based compensation, or any other compensation, payable pursuant to this Agreement or any other agreement or arrangement with the Company or an affiliate which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company or an affiliate pursuant to such law, government regulation or stock exchange listing requirement.)
(k)    Other Laws. The Company retains the right to refuse to issue or transfer any Stock if it determines that the issuance or transfer of such shares might violate any applicable law or regulation or entitle the Company to recover under Section 16(b) of the Securities Exchange Act of 1934.

(l)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Grantee.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has hereunto executed this Agreement as of the date set forth above.
INDEPENDENCE CONTRACT DRILLING, INC.
By:     _______________________________________
Name:    _______________________________________
Title:    _______________________________________
Address for Notices:

Independence Contract Drilling, Inc.
11601 North Galayda Street
Houston, Texas 77086
Attn: Chief Executive Officer
GRANTEE

_________________________________________
Print Name:____________________________________
Address for Notices:

Executive’s then current address shown in the Company’s records.

Exhibit A

Methodology for Calculating Earned RSUs

1.     Definitions. For purposes of determining the number of RSUs that are deemed to be Earned RSUs, the following definitions shall apply:

(a)Downtime Days means the number of days (or fractional days) in which a contracted drilling rig is shut down for repair (excluding routine rig servicing permitted under the applicable drilling contract). Down Days include all hours and days classified as Code 8 (whether or not the Company is entitled to payment of any operating, moving or other rate for such time) on the Company’s daily tour and morning reports, as well as any other days (or fractional days) not classified as Code 8 that are credited by the Company to the customer (through invoice, credit memorandum or otherwise) as repair or down time.

(b)Operating Days means number of days (or fractional days) a rig is eligible to earn revenue under a drilling contract, excluding standby without crew days, force majeure days and similar days in which the Company is not required to maintain drilling operations.

(c)Uptime Percentage means the percentage calculated using the following formula:

Total Operating Days during the period less Downtime Days during the period

Divided by

Total Operating Days during the period

2.     Committee Methodology. The RSUs shall be trifurcated into three equal parts, with one-third being allocated to each Performance Period (to avoid partial shares, the portion of RSUs allocated to a specific Performance Period shall be reduced to the nearest whole number, with the excess rolling forward into the next sequentially ordered Performance Period). The Committee shall calculate the number of Earned RSU’s applicable to each Performance Period as soon as reasonable practicable following expiration of the applicable Performance Period, and in all events as soon as practicable in order to determine the number of Earned RSU’s existing on the Vesting Date or other vesting event. Subject to Exhibit C, for purposes of determining the number of Earmed RSUs for a particular Performance Period, the Committee shall:

(a)    Calculate the Uptime Percentage on an aggregate basis for the Company’s rig fleet for the applicable Performance Period.

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(b)    Utilizing the calculated Uptime Percentage, determine the applicable multiplier for the Performance Period based upon the charts below.

Payout Schedule (Performance Period I)
Uptime Percentage	Multiplier

Uptime Percentage equal to 98.5% or above	2.00
Uptime Percentage between 98.00% and 98.5%	Determined by Extrapolation
Company Uptime Percentage = 98.00%	1.00
Uptime Percentage between 98.00% and 97.5%	Determined by Extrapolation
Uptime Percentage = 97.5%	.01
Uptime Percentage less than 97.5%	0.00

Payout Schedule (Performance Period II)
Uptime Percentage	Multiplier

Uptime Percentage equal to 98.25% or above	2.00
Uptime Percentage between 97.75% and 98.25%	Determined by Extrapolation
Company Uptime Percentage = 97.75%	1.00
Uptime Percentage between 97.75% and 97.25%	Determined by Extrapolation
Uptime Percentage = 97.25%	.01
Uptime Percentage less than 97.25%	0.00

Payout Schedule (Performance Period III)
Uptime Percentage	Multiplier

Uptime Percentage equal to 98.00% or above	2.00
Uptime Percentage between 97.5% and 98.00%	Determined by Extrapolation
Company Uptime Percentage = 97.5%	1.00
Uptime Percentage between 97.5% and 97.00%	Determined by Extrapolation
Uptime Percentage = 97.00%	.01
Uptime Percentage less than 97.00%	0.00

(c)    For the applicable Performance Period, calculate the number of Earned RSUs for such Performance Period as follows:

i.
Performance Period I: Multiply the number of Target RSUs allocable to Performance Period I by the Multiplier in the chart above, with such answer being the Earned RSUs for the Performance Period I. To the extent the number of RSUs allocated to Performance Period I exceed the Earned RSU’s for Performance Period I, such excess RSUs shall be immediately and automatically forfeited.

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ii.
Performance Period II: Multiply the number of Target RSUs allocable to Performance Period II by the Multiplier in the chart above, with such answer being the Earned RSUs for the Performance Period II. To the extent the number of RSUs allocable to Performance Period II exceed the Earned RSU’s for Performance Period II, such excess RSUs shall be immediately and automatically forfeited.

iii.
Performance Period III: Multiply the number of Target RSUs allocable to Performance Period III by the Multiplier in the chart above, with such answer being the Earned RSUs for the Performance Period III. To the extent the number of RSUs allocable to Performance Period III exceed the Earned RSU’s for Performance Period III, such excess RSUs shall be immediately and automatically forfeited.

(d)    If any calculation with respect to the number of RSUs that are earned, and thus the number of shares of Common Stock to be issued hereunder would result in a fractional share, the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share.

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Exhibit B
Certain Definitions.

1.Change of Control shall mean
A.    The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of either (A) the then outstanding shares of common stock or membership interests of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors or managers (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection A, the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company or any acquisition by the Company; or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (3) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection C of this definition; or
B.     Individuals, who, as of the date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders or members, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for purpose of this subsection B, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
C.    Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their

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ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and (3) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or
D.    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, however, in any circumstance or transaction in which compensation would be subject to the income tax under Section 409A if the foregoing definition of “Change of Control” were to apply, but would not be so subject if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change of Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the income tax under Section 409A, a transaction or circumstance that satisfies the requirements of both (1) a Change of Control under the applicable clauses (A) through (D) above, as applicable, and (2) a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).
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Exhibit C

Change of Control.

1.
RSUs Becoming Earned RSUs. If prior to any Determination Date, a Change of Control occurs, and the Grantee has remained continuously employed by the Company Group from the Effective Date to the date of such Change of Control, then, notwithstanding any other provision of this Agreement to the contrary, a portion of the outstanding Target RSUs that have not previously forfeited or previously converted to Earned RSUs shall automatically and immediately become Earned RSUs on the date of such Change of Control in accordance with the following fraction (not greater than 1.0): the numerator being the number of months (not including any partial months) that have elapsed since the Effective Date to the date of the Change of Control, and the denominator being the total number of months in the period beginning on the Effective Date and ending on the third anniversary of the Effective Date. For example:

a.
If the Change of Control occurs prior to the Performance Period I Determination Date, all Target RSUs (to the extent not previously forfeited) in all Performance Periods shall be included in the above fraction to determine what portion of the RSUs are Earned RSUs.

b.
If the Change of Control occurs prior to the Performance Period II Determination Date, all Target RSUs subject to Performance Period II (to the extent not previously forfeited) and all Target RSUs subject to Performance Period III (to the extent not previously forfeited) shall be included in the above fraction to determine what portion of RSUs are Earned RSUs.

c.
If the Change of Control occurs after the Performance Period II Determination Date but prior to the Performance Period III Determination Date, all Target RSUs subject to Performance Period III (to the extent not previously forfeited) shall be included in the above fraction to determine what portion of RSUs are Earned RSUs.

2.
Earned RSUs Becoming Vested. If a Change of Control occurs and the Grantee has remained continuously employed by the Company Group from the Effective Date to the date of such Change of Control, then, notwithstanding any other provision of this Agreement or the Change of Control Agreement to the contrary, all Earned RSU’s (determined after calculating 1, above) shall vest on the date of such Change of Control.

It is understood that to the extent a Change of Control occurs after an applicable Determination Date or Performance Period, any Earned RSUs relating to such previously occurring Determination Date and Performance Period (as determined by the Committee pursuant to Exhibit A) shall be considered, in addition to the Earned RSUs calculated pursuant to paragraph 1 above, Earned RSUs for purposes of this paragraph 2.
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